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                                                                     EXHIBIT 5.1


           [DANKENBRING GREIMAN OSTERHOLT & HOFFMANN P.C. LETTERHEAD]

                                  May 6, 1999


Board of Directors
Laser Vision Centers, Inc.
540 Maryville Centre Drive
Suite 200
St. Louis, Missouri 63141


Gentlemen:

     We have acted as Securities Counsel for Laser Vision Centers, Inc. (the "Company") with respect to the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, up to 1,978,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     We have examined corporate records of the Company, laws and regulations and other information we have deemed relevant, including the Company's charter, by-laws and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies and the correctness of statements submitted to us by officers of the Company.

     Based solely on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. The Common Stock, if and when issued and paid for in accordance with the terms of the Underwriting Agreement among the Company, the Selling Shareholders, A.G. Edwards & Sons, Inc. and Prudential Securities Incorporated, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.



                                       Very truly yours,


                                       DANKENBRING GREIMAN OSTERHOLT &
                                       HOFFMANN, P.C.



                                       By: /s/  JAMES R. DANKENBRING
                                           --------------------------------
                                           James R. Dankenbring - President